UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2012

Sagent Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35144	98-0536317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 N. Roselle Road, Suite 700 Schaumburg, Illinois		60195
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 908-1600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2012, Sagent Pharmaceuticals, Inc. (the “Company”), as borrower, entered into a Loan and Security Agreement, by and among the Company, Sagent Pharmaceuticals, a Wyoming corporation and a wholly owned subsidiary of the Company (“Sagent Wyoming”), as co-borrower, and Silicon Valley Bank (the “SVB Agreement”). The SVB Agreement provides for a $40.0 million asset based revolving loan facility, with availability subject to (x) a borrowing base consisting of eligible accounts receivable and inventory and (y) the satisfaction of conditions precedent specified in the SVB Agreement. The SVB Agreement matures on February 13, 2016, at which time all outstanding amounts will become due and payable. Borrowings under the SVB Agreement may be used for general corporate purposes, including funding working capital. Amounts drawn bear an interest rate equal to, at our option, either a Eurodollar rate plus 2.50% per annum or an alternative base rate plus 1.50% per annum. We also pay a commitment fee on undrawn amounts equal to 0.30% per annum. During the continuance of an event of default, at Silicon Valley Bank’s option, all obligations will bear interest at a rate per annum equal to 5.00% per annum above the otherwise applicable rate.

As of the date of this Current Report on Form 8-K, no loans were outstanding under the SVB Agreement.

Loans under the SVB Agreement are secured by substantially all of our and Sagent Wyoming’s assets, other than our equity interests in our joint ventures and certain other limited exceptions.

The SVB Agreement contains various customary affirmative and negative covenants. The negative covenants restrict the Company’s and its subsidiaries’ ability to, among other things, incur additional indebtedness, create or permit to exist liens, make certain investments, dividends and other payments in respect of capital stock, sell assets or otherwise dispose of our property, change our lines of business, or enter into a merger or acquisition, in each case, subject to thresholds and exceptions as set forth in the SVB Agreement. The financial covenants in the SVB Agreement are limited to maintenance of a minimum adjusted quick ratio and a minimum free cash flow. The SVB Agreement also contains customary events of default, including non-payment of principal, interest and other fees after stated grace periods, violations of covenants, material inaccuracy of representations and warranties, certain bankruptcy and liquidation events, certain material judgments and attachment events, cross-default to other debt in excess of a specified amount and material agreements, failure to maintain certain material governmental approvals, and actual or asserted invalidity of subordination terms, guarantees and collateral, in each case, subject to grace periods, thresholds and exceptions as set forth in the SVB Agreement.

The foregoing description of the SVB Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The SVB Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The SVB Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the SVB Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 1.02. Termination of a Material Definitive Agreement.

On February 13, 2012, concurrent with entering into the SVB Agreement, as described above in Item 1.01, Sagent Pharmaceuticals, Inc. (the “Company”) repaid in full with cash on hand all outstanding amounts under its existing term loan and revolving credit facilities, plus certain associated fees, and terminated the agent’s and lender’s commitments to extend further credit under those facilities. The $25.0 million revolving facility was provided under that certain Credit and Security Agreement, dated as of June 16, 2009 by and among the Company, Sagent Wyoming, Midcap Funding IV, LLC as agent and lender and Silicon Valley Bank, as lender (as amended, the

“Midcap Revolver”), and the $15.0 million term loan was provided under that certain Credit and Security Agreement, dated as of March 8, 2011, by and among the Company, Sagent Wyoming , Midcap Funding III, LLC, as agent and lender, and Silicon Valley Bank as lender (as amended, the “Term Note”, and together with the Midcap Revolver, the “Former Agreements”). Concurrent with the repayment and termination of the Former Agreements, all liens and security interests against property of the Company and Sagent Wyoming that secured the obligations under the Former Agreements were released and discharged. Substantially the same property has become subject to the lien and security interest of Silicon Valley Bank under the SVB Agreement.

As part of the termination of the Former Agreements, the Company was required to pay to the lenders under those facilities $1.5 million of early termination fees and a $0.6 million exit fee associated with the Term Note; however, $1.050 million of such fees owing to Silicon Valley Bank under the Former Agreements were deferred in connection with the execution of the SVB Agreement and will only be payable upon the occurrence of certain early termination events as set forth in the SVB Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the SVB Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Loan and Security Agreement, dated February 13, 2012, by and among Sagent Pharmaceuticals, Inc., Sagent Pharmaceuticals, and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: February 16, 2012		/S/ JONATHON M. SINGER
	Name:	Jonathon M. Singer
	Title:	Chief Financial Officer